                                                                    Exhibit 10.8

                                           AMRESCO

January 9, 1998

Casa Munras Hotel Partners, L.P.
c/o Mr. Gary Braun
Churchill Mortgage Company
5959 West Century Boulevard, Suite 1400
Los Angeles, California 90045

RE:   TERM LOAN COMMITMENT - CASA MUNRAS HOTEL

Gentlemen:

This letter (including all attachments hereto, the "Commitment") confirms that AMRESCO CAPITAL, L.P. (together with its successors and assigns, "Lender") will lend up to the principal amount set forth below (the "Loan") to Borrower (as defined below), subject to the terms and conditions contained herein. This Commitment is conditioned on and subject to, among other things, the completion of Lender's underwriting process and verification to Lender's satisfaction of all of the following:

BORROWER:      The first addressee of this Commitment or an entity to be formed thereby, subject in any event to approval by Lender and its legal counsel of the borrowing entity as provided herein.

PROPERTY:      That certain 152-room hotel known as Casa Munras Garden and located on a 4.014 acre tract of land at 700 Munras Avenue in Monterey, Monterey County, California, the legal description of which tract must be confirmed by a current survey acceptable to Lender. The Property is owned by Borrower and being refinanced with the proceeds of the Loan.

LOAN
AMOUNT: $6,830,000, with a possible increase up to an amount not to exceed $7,000,000, provided that at such increased Loan Amount a minimum debt service coverage ratio of 1.40 to 1.00 is attained.

TERM:          Ten years.

INTEREST
RATE: The Interest rate has been locked at 7.70% per annum and will remained locked at such rate through the Closing Date specified below since Borrower has posted with Lender an additional Rate Lock Deposit (herein so called) equal to 1% of the proposed Loan Amount, which deposit shall be refundable to Borrower on the same terms and conditions as the Deposit provided for below.

                              AMRESCO CAPITAL, L.P.
     700 North Pearl Street - Suite 2400 - LB 342 - Dallas, Texas 75201-7424
                        214-953-7700 - Fax 214-953-7977

                                                                    Exhibit 10.8

AMORTIZATION
OF PRINCIPAL:  Based on 25 years, subject to confirmation from the third-party reports required by Lender that all improvements on the Property have a remaining economic, useful life of at least seven years beyond such amortization period, with the understanding that the Loan is payable in full at the end of the Term first stated above.

MAXIMUM
LTV RATIO:     A third-party MAI appraisal ("Appraisal") acceptable to
               and addressed to Lender must show sufficient value so that the Loan Amount does not exceed 70.0% of the value of the Property at the time of closing. The Appraisal must also address, to Lender's satisfaction, market rents, vacancy and tenant improvement and leasing commission costs, all of which will be among the items used by Lender in determining cash flow available for debt service.

MINIMUM
DSC RATIO:     The current and historical statements of Property income and expenses and rent roll submitted and to be submitted by Borrower must be verified by Lender. At the time of closing, the annual cash flow from the Property available for debt service, divided by the annual amount of principal and interest payments on the Loan, must result in a debt service coverage ratio of at least
               1.40 to 1.00. Cash flow available for debt service will be the sum of all income collected from the Property, based on the 12-month period ending December 31, 1997 in form acceptable to Lender at the time of such review; plus potential income recognized by Lender from laundry, telephone and restaurant operations substantiated by Borrower and recognized by Lender from laundry, telephone and restaurant operations substantiated by Borrower and recognized by Lender as stable and continuing throughout the term of the Loan; less all operating and other expenses for the Property during such 12-month period. In determining cash flow available for debt service, and in addition to making any other adjustments to income and expenses provided for in Lender's written underwriting guidelines, Lender will do the following: deduct the annual amounts of all on-going escrows and reserves (the adequacy of which, together with the estimated cost of deferred maintenance and repairs, must be verified pursuant to Lender's site inspection and third-party reports and the full amounts of which will be deducted from income hereunder, even if Lender has agreed in this Commitment to suspend or otherwise modify Borrower's obligation to make deposits with Lender for such purposes), including the amounts of all insurance premiums and taxes (as determined by Lender), the general replacement reserve, and all other on-going escrows and reserves provided for in this Commitment not otherwise deducted hereunder;
               limit recognition of rents to the lesser of contractual rents or market rents (as reflected in the Appraisal); reduce all room revenues by a combined market franchise fee and sales and marketing expense factor of not less that 11.0%. In addition to its other underwriting criteria in determining cash flow available for debt service, Lender must be satisfied with its verification of average daily rates in the market and at the subject Property, occupancy levels in the market, a sustainable occupancy

                                                                    Exhibit 10.8

               level of at least 64.0% for the Property, market expenses and other market data relative to the Property. At the present time, annual cash flow available for debt service is estimated to be $870,753 and principal and interest payments are estimated to be $616,379 per year. It is understood that a reduction in the amount of cash flow available for debt service as finally underwritten by Lender by the time of closing to less that $862,931 may result in a reduction of the Loan Amount in order to attain the minimum debt service coverage ratio.

RETURN
DATE: Duplicates of this Commitment, executed by Borrower and Key Principals identified below, must be received by Lender within one week after the date of this Commitment, or Lender may at its option withdraw the same and reject any tender by Borrower of this Commitment and the Deposit.

CLOSING
DATE: March 31, 1998 (unless extended in writing by Lender), by which date the Loan must have been closed and funded or this Commitment will have expired.

FUNDING: Loan funding shall occur as soon as practical after delivery of executed Loan Documents (as hereinafter defined) and satisfaction of all closing requirements.

LENDER'S FEES:

PROCESSING
FEE: $5,000, previously paid by Borrower, earned by Lender and non-refundable in any event.

DEPOSIT: $68,300 (1.0% of the proposed Loan Amount), previously paid by Borrower. If the Loan is not closed for reasons other than a Borrower Default (as defined in the "CONDITIONS FOR PARTIAL REFUND" paragraph below), the balance of the Deposit in excess of the sum of Lender's Loan Expenses (hereinafter defined) will be refunded, as will the Rate Lock Deposit provided for above. If Lender determines at any time prior to closing that its Loan Expenses are exceeding the balance of the Deposit, then Lender may request, and Borrower will pay within three days, an additional amount determined by Lender to be sufficient to cover such expenses.

CORRESPONDENT
FEE: Any compensation for Churchill Mortgage Company ("Correspondent") or any other broker shall be the sole responsibility of Borrower and Key Principals. Without liability for failure to do so, Lender will use reasonable efforts (but only upon the closing of the Loan) to honor Borrower's written request that Correspondent be paid out of the proceeds of the Loan the fee agreed to by said Correspondent be paid out of the proceeds o the Loan the fee agreed to by said parties.

                                                                    Exhibit 10.8

OTHER LOAN TERMS:

LIMITED
RECOURSE:      No deficiency or other judgment for repayment of principal and interest on the Loan will be entered by lender against Borrower or Key Principals identified below following an event of default except in the event of fraud or material misrepresentation by Borrower or Key Principals in connection with the Loan (including but not limited to the failure to pay the first full monthly payment of principal and interest when due). In addition, Borrower and Key Principals will be liable for certain recourse obligations as more particularly provided in Lender's standard promissory note form and described in paragraph 23 of the Summary of Standard Terms and Conditions attached hereto.

CARVE-OUTS:    Ronald A. Young and John F. Rothman ("Key Principals", whether one or more) will each execute a guaranty with respect to the limited recourse carve-out provisions described above.

SECURITY:      The Loan shall be secured by a first and prior mortgage or deed of trust on the Property, and a perfected first security interest in all leases, rents, income and profits, and all other personal property, rights and interest owned by Borrower and related or appurtenant to the Property.

REPAYMENT
TERMS: If funding of the Loan does not occur on the first day of a calendar month, Borrower will pay interest accruing up to the first day of the next calendar month, in advance at closing. Thereafter, principal and interest (payable in arrears) shall be due in monthly installments until maturity. Interest shall be computed and payable in arrears on a monthly basis assuming a 360-day year consisting of 12 months of 30 days each, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. As more particularly provided in the Loan Documents, the Interest Rate will be subject to increase if the Loan is not paid in full at the end of the term stated above or if there is an event of default, and interest on the Loan, including all fees and charges treated as such under applicable law, shall be limited so as never to exceed the highest rate allowed by such law.

PREPAYMENT:    Except in the case of casualty or condemnation proceeds actually applied to the Loan balance, the Loan may not be prepaid before the expiration of 120 months after the due date of the first constant payment under the promissory note evidencing the Loan
               ("Note"). After this lockout period,. the Loan may be prepaid only in accordance with the defeasance provisions of the Note, as more particularly described in paragraph 5 of the Summary of Standard Terms and Conditions. Borrower has the right to prepay the Loan in full at par on any scheduled payment date during the last six months.

                                                                    Exhibit 10.8

DUE ON SALE:   Subject to Borrower's satisfaction of certain conditions as provided in the Loan Documents (including payment of a 1.0% fee), Borrower has a one-time right to transfer title to a third party acceptable to Lender who assumes the Loan. Any sale, transfer or conveyance of all or any part of the Property without Lender's prior written consent shall give Lender the right to declare the balance of the Loan immediately due and payable. In addition, neither subordinate financing (whether or not secured by a lien on the Property or any other assets of Borrower) nor any indebtedness other than the Loan and trade and operational debt incurred in the ordinary course of business for the Property shall be allowed.

REPORTS: During the first 12 months after the closing of the Loan, monthly occupancy (including rent roll, if applicable) reports and financial statements (including month-by-month and year-to-date operating results) the Property are required to be provided within 20 days after the close of each calendar month. Thereafter, quarterly occupancy (including rent roll, if applicable) reports and financial statements (including month-by-month and year-to-date operating results) for the Property are required to be provided within 45 days after the close of each calendar quarter, in addition to all franchise inspection reports and certain annual and other reports required under the Loan Documents. If so required by any national rating agency or otherwise in Lender's reasonable discretion, such financial statements, together with those to be furnished in underwriting the Loan, must be prepared and/or audited by a certified public accountant. In addition, the Loan Documents provide for audits in certain events of default.

ESCROWS AND RESERVES:

TAXES AND
INSURANCE:     Escrows shall be maintained by a monthly deposit by Borrower of
               1/12 of the annual taxes and insurance premiums as estimated by Lender. At closing, the escrow will be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due.

GENERAL: A general replacement reserve of 5.0% of gross revenues from the Property will be funded through monthly deposits by Borrower. Monies deposited will be released to Borrower for reimbursement of hotel case goods and soft goods, carpeting and other interior, exterior, structural HVAC and mechanical improvements and repairs in accordance with the terms of the applicable Loan Documents. This reserve may be adjusted upward after Lender's evaluation of the Engineering Report (hereinafter defined).

REPAIRS: 125.0% of the estimated cost of any needed maintenance and repairs as determined by lender's evaluation of the Engineering Report will be deposited at closing. These monies will be released to Borrower for reimbursement of costs of such maintenance and repairs, which must be completed within the time period established by Lender in accordance with the terms of the applicable Loan Documents.

                                                                    Exhibit 10.8

OTHER: Any additional funding of the foregoing required at closing and any escrow for debt service or other purposes as may be provided in the Special Conditions Supplement, all of which shall be pursuant to escrow agreements acceptable to Lender and executed by Borrower at closing.

                                   LOAN CLOSING CONDITIONS:

Closing the Loan is conditioned upon certain additional requirements, including
(i) the Property, Borrower and Key Principals being as represented and meeting Lender's underwriting criteria, (ii) execution and delivery by Borrower of all Loan Documents, attorney's opinions, evidence of corporate authority, and other matters required by lender, and (iii) Borrower's prior delivery of and Lender's satisfaction (in its sole discretion) with the following:

TITLE INSURANCE AND CURRENT SURVEY acceptable to Lender, to be provided not less than 60 days before closing.

UCC/LITIGATION/TAX LIEN SEARCH acceptable to lender, to be provided not less than 60 days before closing.

EVIDENCE OF PROPER ZONING AND PERMITTING acceptable to Lender, including without limitation all licenses required for all existing and contemplated uses of the Property, the adequacy of the amount of and all legal arrangements for parking, as well as the compliance thereof with all legal requirements, and the rebuildability of existing improvements in the event of any destruction thereof, to be provided not less than 30 days before closing.

MANAGEMENT of the Property shall be conducted by an entity acceptable to Lender. Any management contract or agreement shall be subordinate to the Lender's mortgage, shall be assigned to Lender and shall be subject to termination in event of default; evidence of same to be provided not less than 30 days before closing.

FIRE & HAZARD INSURANCE coverage, rent loss and business interruption, comprehensive general liability and such other insurance (including law and ordinance, flood and/or earthquake, if applicable) as Lender may require in a form and for an amount acceptable to Lender, issued by a company satisfactory to Lender and fully paid by time of closing, to be provided not less than 30 days before closing.

UNPAID TAXES AND ASSESSMENTS due at the time of closing are to be paid prior to disbursement of the Loan.

OPINION OF BORROWER'S COUNSEL in Lender's standard form with assumptions and limitations acceptable to Lender, addressing, without limitation, the validity and enforceability of the Loan Documents, the compliance by the Property with all applicable zoning, building and other laws and the valid existence of the borrowing entity, to be provided not less than 15 days before closing.

THIRD-PARTY MAI APPRAISAL acceptable to Lender and supporting the maximum loan-to-value

                                                                    Exhibit 10.8

ration and market rent and vacancy factor described above, to be dated not more than 90 days before closing.

THIRD-PARTY ENGINEERING REPORT to be ordered by Lender ("Engineering Report") and dated not more than 60 days before closing, showing that all improvements are in good and workable condition and comply with all applicable regulations (including ADA) or, if not, an estimate of the cost and description of any deferred maintenance and repairs.

THIRD-PARTY ENVIRONMENTAL SITE ASSESSMENT to be ordered by Lender ("Environmental Report") and dated not more than 60 days before closing, showing that there is no toxic substance, hazardous waste or other adverse environmental condition affecting the Property and confirming the matters stated in the attached Environmental Questionnaire and Certificate, which is a part of this Commitment and must be completed and signed by Borrower and Key Principals and submitted herewith. Borrower and Key Principals will execute an environmental indemnity agreement with respect to the existence of hazardous or toxic substances or the failure of the Property to comply with environmental laws, and Borrower and Key Principals hereby represent to Lender that they are not aware of any asbestos-containing materials, storage tanks, lead-based paint, toxic substance, hazardous waste or other adverse environmental condition affecting the Property, either now or in the past, except as follows:

--------------------------------------------------------------------------------


INCOME AND EXPENSE STATEMENTS acceptable to Lender and supporting the minimum debt service coverage ratio above.

FINANCIAL STATEMENTS, CREDIT REPORTS AND REFERENCES on Borrower and Key Principals, supporting a current financial condition of such parties satisfactory to lender, together with current rent rolls and historical financial information on the Property.

COSTS AND EXPENSES: Borrower shall pay all costs and expenses incurred in connection with underwriting, preparing for and closing the Loan ("Loan Expenses") and the Processing Fee (which is included in Loan Expenses unless such fee is paid separately from the Deposit ), whether or not the Loan is closed. It is understood that Loan Expenses include, but are not limited to, the following: (a) the cost of all third-party reports described above and any third-party reviews of such reports, all inspection fees, credit report fees, insurance policy review fees, title insurance report fees, surveyor's fees, zoning and surveyor consultant's fees, legal fees and disbursements (including fees and disbursements of lender's counsel, as well as local counsel selected by Lender) and fees for all title, UCC, litigation and tax lien searches; and (b) all note taxes, intangibles taxes, transfer taxes, documentary stamp taxes, all taxes, costs and fees for recording and filing the mortgage and other Loan Documents, all license and permit fees, fees in connection with the preparation and premiums for title and other insurance, escrow and disbursement fees and other closing costs, This paragraph shall survive the termination of this Commitment, and if Borrower fails to pay all Loan Expenses, then Key Principals shall each be responsible for the payment of same.

INSPECTION of the Property and approval thereof by Lender is required.

                                                                    Exhibit 10.8

ADVERSE CHANGE or deterioration in the financial condition of the Property, Borrower or any Key Principals after issuance of this Commitment, but prior to closing, may result in a termination of this Commitment and all obligations of Lender thereunder.

LOAN DOCUMENTS executed by Borrower at closing on Lender's standard forms without material change and in form and substance satisfactory to Lender in its sole discretion. Attached hereto is a Summary of Standard Terms and Conditions that will be found in the Loan Documents or are required by Lender in connection with its review of the Loan, as well as certain representations and warranties of Borrower and Key Principals made in connection with this Commitment. It is understood that negotiations as to any of such terms and conditions will result in increased legal fees to be paid to Borrower.

SPECIAL PURPOSE/BANKRUPTCY REMOTE BORROWING ENTITY acceptable to Lender, with entity documents acceptable to Lender, as provided in the Special Conditions Supplement described below.

MISCELLANEOUS: Such other evidence, documents, subordinations, estoppel certificates, searches and items required by Lender that are customarily provided in loan transactions of this type or otherwise reasonably required in connection with Lender's underwriting of the Loan. As of the date of closing, all representations, warranties and certifications made by Borrower and Key Principals to Lender shall be true and correct and there must exist no event of default (or event with which notice or lapse of time or both could constitute an event of default) under the Loan Documents.

SPECIAL CONDITIONS SUPPLEMENT: Special provisions of this Commitment are set forth in this Special Conditions Supplement attached and incorporated by reference. If any such special provision is in conflict with another term or condition of this Commitment, the special provisions shall control.

ADDITIONAL INFORMATION: Borrower and Key Principals agree to timely furnish Lender the information outlined in the attached Borrower Documentation List and any additional information or documentation that shall be required by Lender to process this Commitment.

OTHER MATTERS

CONDITIONS FOR PARTIAL REFUND: If the Loan is not closed, Borrower will be entitled to a refund of the Rate Lock Deposit and that portion of the Deposit which is in excess of the sum of all of Lender's Loan Expenses unless this Commitment expires or is terminated by Lender because Borrower, its Key Principals or agents (a) make a material misrepresentation, (b) fail to furnish information required under this Commitment or to comply with a condition precedent within their control (including without limitation the failure to complete any construction or meet any leasing requirements provided for in this Commitment), or (c) terminate negotiations prior to the execution of the Loan Documents or otherwise fail or refuse to close the Loan. In any of the events described in clauses (a), (b) or (c)of the foregoing sentence (collectively, "Borrower Default"), Lender will be entitled, as compensation for its services, to retain all funds paid and draw on any letter of credit posted for the Rate Lock Deposit and the Deposit, and Lender may

                                                                    Exhibit 10.8

also, at its option, recover from Borrower and Key Principals the sum of all of Lender's Loan Expenses in addition to being entitled to the Rate Loan Deposit and the Deposit. In any such event Borrower will also be directly responsible for the payment of any fee or commission earned by the Correspondent (if any) or any other broker used in this transaction. Borrower agrees with Lender that this paragraph will survive the expiration or termination of this Commitment and acknowledges that Lender is issuing this Commitment and agreeing to underwrite the Loan based upon Borrower's agreements in the "BORROWER COOPERATION" paragraph below.

BORROWER COOPERATION: Borrower is being provided with the attached Borrower Documentation List and will be provided by lender with a detailed Due Diligence and Legal Checklist, including the dates by which such information must be furnished. Borrower agrees to provide Lender and agents in a timely fashion all of such information and such other items as Lender may request in order to underwrite and close the Loan. Borrower acknowledges that Lender is issuing this Commitment and underwriting the Loan based upon such agreement and in reliance on the representations by Borrower, its Key Principals and agents concerning the property and the financial and other condition of Borrower and Key Principals and that the failure to furnish complete and accurate information in a timely manner and otherwise to cooperate in underwriting and closing the Loan may cause this Commitment to expire and/or entitle Lender to terminate this Commitment on account of such Borrower Default, and Lender will be entitled to compensation as provided in the "CONDITIONS FOR PARTIAL REFUND" paragraph above.

INDEMNITY FOR BROKER CLAIMS: Borrower agrees to pay the commission of the Correspondent (if any) identified in the "CORRESPONDENT FEE" paragraph of this Commitment and of any other broker used in this transaction, and Borrower and Key Principals agree to hold harmless and defend the Lender (and Correspondent, if any) from and against any and all claims for brokers' or finders' fees and commissions in connection with the transaction. This indemnification paragraph shall survive the termination of this Commitment.

ROLE OF CORRESPONDENT: Borrower understands that Correspondent (if any) does not have the authority to and cannot bind Lender in any respect, including without limitation, the authority to waive any conditions or make any changes to this Commitment.

FINANCIAL DEALINGS: Except as set forth in detail in a separate written explanation attached to and made a part of this Commitment, or previously delivered to Lender, neither Borrower, its Principal Owners (being defined as any person or entity directly or indirectly owning or controlling 25.0% or more of an ownership interest in Borrower or having the power to direct the management and polies of Borrower, whether by contract, through an ownership interest, or otherwise) nor any Key Principals: (i) during the past seven years, has had any judgment remain unsatisfied more than 30 days; (ii) during the past seven years, has transferred its right, title, and interest in a property through a deed-in-lieu or foreclosure action, or has filed or has had filed against it any action under the bankruptcy laws of the United States, (iii) is currently a co-maker; endorser or guarantor on or of any note (except as disclosed to Lender in writing as provided above); (iv) is currently a party to any lawsuit; (v) has received notice of, or is otherwise aware of, any bankruptcy, insolvency or comparable proceedings, condemnation, litigation, or any other action against or affecting the Property, Borrower or any Key Principals or contemplates filing

                                                                    Exhibit 10.8

any such proceedings; or (vi) has ever been convicted of a felony. Any such exception must be acceptable to Lender. Neither Borrower, its Principal Owners, nor any Key Principals has any other loan closed or pending with Lender, and this Loan is not related to any other loan or proposed loan from Lender except as follows:

--------------------------------------------------------------------------------


ADDITIONAL CERTIFICATIONS: Borrower and all of its Principal Owners are domestic United States entities or individuals, and neither Borrower nor any of its Principal Owners is a pension, retirement, welfare, benefit or other "employee benefit plan" as defined in applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time and including the regulations promulgated thereunder, "ERISA") or owns "plan assets" as defined in ERISA, and no employee benefit plan owns or controls, directly or indirectly, any interests in Borrower or any of its Principal owners. The provisions of this paragraph shall survive the termination of this Commitment, and Borrower and Key Principals warrant that the representations made in this paragraph shall continue to be true and correct until all sums owed under the Loan Documents to Lender or other holder of the Note have been paid in full.

LENDER AUTHORIZED: Borrower agrees Lender and its agents are authorized to enter the property for any purpose related to this Commitment during normal business hours with reasonable notice to Borrower. Lender is further authorized to obtain credit reports on Borrower and its Key Principals as well as verification of statements made in his Commitment and any attachments hereto.

INFORMATION COMPLETE: Borrower and Key Principals each certify that all information, representations, exhibits and other material submitted to Lender by, or to be submitted by, Borrower and Key Principals are and will be true, correct and complete.

SECONDARY MARKET: Borrower acknowledges that Lender intends to sell the proposed Loan, if closed and funded. Lender has the right to disclose such information concerning the proposed Loan, Borrower, Key Principals and the Property as Lender deems necessary in connection with any such sale, and such assignee shall have the benefit of any warranty, indemnity or other covenant by Borrower or Key Principals under this Commitment which survives the closing of the Loan.

NO ASSIGNMENT OR THIRD-PARTY RELIANCE: Borrower's rights under this Commitment may not be assigned to, or relied on by, any person or entity who is not a party hereto other than any borrowing entity to be formed in accordance with the requirements of this Commitment and approved in writing by Lender.

PUBLIC ANNOUNCEMENT: Upon closing of the Loan, Lender is authorized in its discretion to issue news releases and at its own expense to publish "tombstone ads" and other announcements in newspapers, trade journals and other appropriate media, containing information about the Loan as may be deemed noteworthy by Lender, including without limitation the legal and trade name (and if such information is public, the ownership affiliation) of Borrower, the term and amount of

                                                                    Exhibit 10.8

the Loan, the Interest Rate, the name, nature and location of the Property and, at Lender's expense, to have prepared and distributed to persons involved in the Loan acrylic "cubes" containing all or part of such information.

TITLE COMPANY SELECTION: Borrower acknowledges that it has designated the approved title company agent and underwriter in the section following Borrower's signature below, which section is part of this Commitment. If Borrower fails to make such selection, Lender is authorized to designate such agent and underwriter. Upon receipt of the Deposit, Lender's loan closer will contact Borrower to coordinate the placement of Borrower's order for the commitment for title insurance, which is to be provided by Borrower within 20 days after submission of this Commitment.

GOVERNING LAWS: THIS COMMITMENT SHALL BE DEEMED TO BE EXECUTED IN AND PERFORMABLE I, AND GOVERNED BY THE SUBSTANTIVE LAWS OF, THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES). UPON THE CLOSING OF THE LOAN, THE LOAN DOCUMENTS WILL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (EXCEPT AS LENDER MAY DETERMINE OTHERWISE ON ACCOUNT OF USURY OR OTHER PECULIAR LAWS IN SUCH STATE) AND BY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

WAIVER OF JURY TRIAL; LIMITATIONS ON DAMAGES: BORROWER, KEY PRINCIPALS AND LENDER EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS COMMITMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. IN NO EVENT SHALL LENDER OR ANY ASSIGNEE OF THE LOAN BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITH LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY THEIR EXECUTION OF THIS COMMITMENT, BORROWER AND KEY PRINCIPALS EACH WAIVE ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES. LENDER'S LIABILITY FOR ANY DAMAGES CLAIMED BY BORROWER OR ANY KEY PRINCIPALS FOR ANY CAUSE WHATSOEVER ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS COMMITMENT SHALL BE LIMITED TO THE LESSER OF ACTUAL DAMAGES OR THE FEES ACTUALLY PAID HEREUNDER. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS COMMITMENT.


                            (Signatures on next page)

                                                                    Exhibit 10.8

THIS COMMITMENT, AND THE OTHER LOAN DOCUMENTS REFERRED TO OR CONTEMPLATED HEREIN, REPRESENT OR WILL REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Lender:        AMRESCO CAPITAL, L.P.,
               a Delaware limited partnership
By:            AMRESCO Mortgage Capital, Inc.,
               a Delaware corporation, its sole General Partner


By:            LEONARD R. SIMPSON, JR.
               -----------------------------------
Name:          Leonard R. Simpson, Jr.
               -----------------------------------
Title:         Senior Investment Officer
               -----------------------------------

ACCEPTED AND AGREED by the undersigned on January 9, 1998.

Borrower:      CASA MUNRAS HOTEL PARTNERS, L.P.


By:            JOHN F. ROTHMAN
               -----------------------------------
Name:          John R. Rothman
               -----------------------------------
Title:         General Partner
               -----------------------------------
Tax I.D.No.:   95-3235634
               -----------------------------------

Key Principals:


               RONALD A. YOUNG
               -----------------------------------
Name:          RONALD A. YOUNG
S.S.No.:       ###-##-####
               -----------------------------------



               JOHN F. ROTHMAN
               -----------------------------------
Name:          JOHN F. ROTHMAN
S.S.No.:       ###-##-####


NOTE: Borrower's Title Company Selection is immediately following, and if Borrower fails to make such selection, Lender is authorized to do so.

                                                                    Exhibit 10.8

                                   TITLE COMPANY SELECTION

Pursuant to Paragraph 16 of the Summary of Standard Terms and Conditions, Borrower selects the following approved title company agent to issue the commitment for mortgagee title insurance on behalf of the following designated underwriter:

(CHECK ONE)  Approved Title Company Agent:       For Approved Underwriter:            (CHECK ONE)

             American Title Company              Chicago Title Ins. Co.
             6029 Belt Line Road, Suite 250      Commonwealth Land Title Ins. Co.
             Dallas, Texas 75204                 Fidelity National Title Ins. Co.
             (972) 789-8400                      Lawyers Title Ins. Co.
             Contact: Carole Badgett             Old Republic Nat. Title Ins. Co.
                                                 Stewart Title Ins. Co.
                                                 TICOR Title Ins. Co.
                                                 TransAmerica Title Ins. Co.

             Commercial Title Group, Ltd.        Chicago Title Ins. Co.
             8605 Westwood Center Drive          Commonwealth Land Title Ins. Co.
             Suite 401                           First American Title Ins. Co.
             Vienna, Virginia 22182              Lawyers Title Ins. Co.
             (703) 506-1520                      Stewart Title Ins. Co.
             Contact: Barbara Blitz              TICOR Title Ins. Co.

             Fidelity Nat. Title Agency, Inc.    Fidelity National Title Ins. Co.
             (See address and contact below)     Lawyers Title Ins. Co.
                                             Or:
             TICOR Land Title Company            Chicago Title Ins. Co.
             1717 Main Street, Suite 4250        TICOR Title Ins. Co.
             Dallas, Texas 75201
             (214) 761-4716        Contact: Thomas Hillsman, Esq.

             Partners Title Company              Chicago Title Ins. Co.
             712 Main Street, Suite 4250         Commonwealth Land Title Ins. Co.
             Texas Commerce Bank Bldg.           Fidelity National Title Ins. Co.
             Houston, Texas 77002-3218           Security Union Title Ins. Co.
             (713) 229-8484                      TICOR Title Ins. Co.
             Contact: Mari Maher                 TransAmerica Title Ins. Co.

  [X]         Republic Title of Texas, Inc.       Chicago Title Ins. Co.                   [X]
             300 Crescent Court, Suite 100       Commonwealth Land Title Ins. Co.
             Dallas, Texas 75201                 First American Title Ins. Co.
             (214) 855-8888                      Lawyers Title Ins. Co.
             Contact: Janie Barber (Texas)       Old Republic Nat. Title Ins. Co.
             Janell Davidson (all other states)  TICOR Title Ins. Co.

                                                                    Exhibit 10.8

If a local agent for the Approved Underwriter designated above has previously obtained the underlaying title information on the Property in connection either with a prior financing for Borrower or with Borrower's acquisition of the Property, Borrower requests that the Approved Title Company Agent (herein so called) first indicated above cooperate with such local agent indicated as follows (whom Borrower represents is an authorized agent for such Approved Underwriter) in obtaining such title work in order for the Approved Title Company Agent designated above to issue the title commitment and policy:

        Name:               ------------------------------------
        Address:            ------------------------------------
        City, State ZIP:    ------------------------------------
        Phone/Fax:          ------------------------------------

Borrower understands that the Approved Title Company Agent first designated above (rather than the local agent) will handle all funds, escrow functions and related aspects of closing the Loan for the full portion of the title insurance premium as the Approved Title Company Agent may receive in accordance with applicable law, provided that the Approved Title Company Agent's compensation to be paid by Borrower shall in no event be less than its customary escrow fee and reimbursement of out-of-pocket expenses.

                            ACKNOWLEDGMENT OF RECEIPT

Lender acknowledges receipt of a Deposit, subject to the terms of the foregoing Commitment, in the amount of $_______, on ______, 1998.

Lender:      AMRESCO CAPITAL, L.P.
             a Delaware limited partnership
By:          AMRESCO Mortgage Capital, Inc.,
             a Delaware corporation, its sole General Partner


By:
        ---------------------------------------
Name:
        ---------------------------------------
Title:
        ---------------------------------------

Attachments: Special Conditions Supplement
             ECOA Notice and Disclosure
             Borrower Documentation List
             Environmental Questionnaire and Certificate
             Summary of Standard Terms and Conditions

                                                                    Exhibit 10.8

                          SPECIAL CONDITIONS SUPPLEMENT

        Prior to closing the Loan, the following conditions must have been fulfilled to Lender's satisfaction:

        1. Borrower must be a domestic entity acceptable to Lender, typically a special-purpose, bankruptcy-remote entity such as a limited partnership with its general partner being a single-purpose corporation. Some of the requirements in such connection are described in paragraph 10 of the Summary. If Lender, in its discretion, waives any of such requirements it will require additional information to assess Borrower' potential for a bankruptcy filing as a result of activities other than the ownership and operation of the Property, and Lender must in any event by fully satisfied that such potential is negligible; provided, however, that if the amount of the Loan (together with any loans which are made to any related entities and which may be included in the same securitization pool as this Loan) is $15,000,000 or more, then in addition to the typical special-purpose, bankruptcy-remote entity requirements described above Lender will also require that the board of Borrower's general partner (or of Borrower itself, if a corporation) have an independent director and that Borrower furnish a non-consolidation opinion of counsel acceptable to Lender. Borrower should submit its financial statements and existing or proposed organizational and governing documents to Lender as soon as possible. Following Lender's review of such documents, Lender will advise Borrower what changes, if any, will be required. In addition, Lender must review and be satisfied with the identity and financial condition of the Key Principals.

        2. Borrower acknowledges that both the Correspondent and its individual broker who is sponsoring this Loan are real estate brokers licensed by the State of California. Correspondent and its sponsoring broker have reviewed this Commitment and made all required disclosures to Borrower, and have participated and will participate on behalf of Borrower in the negotiation and preparation of the terms reflected in this Commitment and to be reflected in the Loan Documents, as well as the negotiation, preparation and, if the Loan is approved by Lender, consummation of the Loan, including without limitation the structuring of the principal terms of the Loan and the Loan Documents, the term of the Loan provisions relating to the prepayment of the Loan and the Interest Rate provisions. Borrower acknowledges that this transaction is being entered into in express reliance upon the Borrower's representations set forth above and with the parties' intent and expectation that the Loan will be exempt from the restrictions on interest rates contained in Article XV, Section 1 of the California Constitution as a Loan "made or arranged by" a real estate broker duly licensed in the State of California. Borrower acknowledges that the Loan would not have been consummated but for this certification and the Lender's reliance on the Loan being exempt as a loan "made or arranged by" a real estate broker duly licensed by the State of California. In addition to Lender, any subsequent holder of the note evidencing the Loan is entitled to rely on the foregoing warranty, representation and certification.

        3. The third-party reports referred to above will include a collapsibility study and a seismic assessment of the Property meeting the Lender's requirements and rendering an opinion of the aggregate probable maximum loss ("PML") as a percentage of the replacement cost of each building now situated on the property as a result of an earthquake, together with a description of the anticipated damage to each such building. The results of such assessment must

                                                                    Exhibit 10.8

be acceptable to lender, and if the PML is more than 20.0%, such report must include recommendations for mitigating structural deficiencies and cost estimates for the recommended work, and earthquake insurance will be required by Lender until the PML is reduced to not more than 20.0%. The premium cost for such insurance will be among the expense items used in calculating cash flow available for debt service.

        4. The Loan Documents will provide for a lockbox arrangement, as described in this paragraph and also referred to in paragraph 24 of the Summary of Standard Terms and Conditions, TO TAKE EFFECT IF, AND ONLY IF, THE LOAN IS NOT PAID IN FULL ON THE DATE OF EXPIRATION OF THE TERM FIRST STATED ABOVE IN THIS COMMITMENT. It is understood that such non-payment will be an Event of Default under the Loan Documents, that the Loan will be fully matured on such date ("Maturity Date"), and that Lender may at any time thereafter foreclose on the Property and/or exercise any of its other rights and remedies under the Loan Documents and applicable law. In order to institute such arrangement, Lender or its servicer may at any time within 12 months prior to the Maturity Date require Borrower to execute documentation (including without limitation a tolling or similar agreement if recommended by Lender's legal counsel) and furnish an operating budget acceptable to Lender for the property. The lockbox arrangement will be in effect during a period ("Lockbox Period") beginning on the Maturity Date if the Loan is not paid in full at such time and will continue until the Loan is paid in full, including Additional Interest (herein so called), being interest accrued on the Loan at a rate at least 2.0% per annum higher than the interest rate ("Initial Interest Rate") in effect during the Term of the Loan; provided, however, that the entire Loan and all accrued but unpaid Additional Interest thereon shall be payable in full upon the earlier of (i) the expiration of two years (or such other maximum Lockbox period as may be determined by Lender, but in no event beyond the original amortization period) or (ii) demand by lender at any time on or after the Maturity Date. Upon such expiration or demand or in the event that Borrower fails to comply with any of its other obligations under the lockbox arrangement, interest shall accrue on the entire Loan at the Default Interest Rate (herein so called) as provided in the Note, being at least 5.0% per annum high than the Initial Interest Rate. During the Lockbox Period all rental and other income from the Property will be paid directly into a Lockbox Account (herein so called) under the control of lender (or its designee), and applied as follows:

        (a) first by Lender, in the priority determined by Lender or as provided in the Loan Documents, to the payment of all amounts required to be paid thereunder, including the continued payment of installments of principal and interest (based on the Initial Interest Rate and amortization schedule or, at Lender's option, as re-amortized based on the Additional Interest Rate), the payment of taxes and insurance and funding of all other escrows and reserves provided for in the Loan Documents (even if Lender had agreed to suspend or otherwise modify Borrower's obligation to make deposits with Lender for such purposes during the Term of the
        Loan), and the payment of capital expenditures an other operating expenses to third parities not affiliated with Borrower or Key Principals (all of which expenditures which must be pursuant to a budget or otherwise approved by Lender in writing), and

        (b) then by Lender, in the priority determined by Lender or as provided in the Loan Documents, to the payment of principal and Additional Interest not previously paid and

                                                                    Exhibit 10.8

        applied in accordance with (a) above.

All costs of maintaining the Lockbox Account will be borne by Borrower, and if there are insufficient funds to pay all debt service, taxes, insurance, escrows, expenses and other amounts described in item (a) above, then Borrower's failure upon demand by Lender or its servicer to deposit the deficiency into the Lockbox Account shall constitute an Event of Default and interest will accrue at the Default Interest Rate. Lender may defer payments to third parties affiliated with Borrower or Key Principals until all amounts described in (a) and (b) above have been paid. In connection with the institution of the lockbox arrangement Lender may also require Borrower and Key Principals to obtain at their expense such (x) title policy endorsements as Lender or its legal counsel may deem necessary to reflect any tolling or extension of the applicable statute of limitations during the Lockbox Period described above or otherwise to effectuate the arrangement described in this paragraph and (y) additional Engineering Report as Lender may deem necessary to confirm the adequacy of the capital expenditure budget during such period. Anything herein above to the contrary notwithstanding, it is understood that the existence or continuation of such lockbox arrangement shall constitute neither a waiver of any of Lender's rights and remedies under the Loan Documents (including without limitation foreclosure on the Property) and applicable law (including without limitation the appointment of a receiver) nor a limitation on the exercise thereof by Lender or its designee at any time on or after the Maturity Date first defined above.

        5. A prior Phase I Environmental Site Assessment conducted on the Property indicated the presence of certain asbestos-containing material ("ACM") in certain locations throughout the Property. Such Phase I Report recommended the removal and/or enclosure of the ACM and managing certain other asbestos related materials under an operations and maintenance program. Such report estimated the total costs for removal of all ACM to be between $50,000 and $60,000. As a condition to closing, Lender will require that Borrower escrow 125% of the estimated cost to remove the ACM (as identified in the Phase I Report), which funds shall be maintained the Lender in an escrow account and pursuant to an escrow agreement acceptable to Lender and its counsel. Such monies shall be released to Borrower when Lender has received satisfactory evidence that the ACM has been removed in accordance of the recommendations contained in the above-described Phase I Report and otherwise in compliance with all applicable environmental laws. In addition, Lender must be satisfied that an acceptable operations and maintenance plan is instituted prior to closing in order to address the spray-on material located on the Casa bar ceiling.

        6. Subject to Lender's review of monthly operating statements from the Property, Lender reserves the right to institute a debt service escrow mechanism to ensure that adequate funds are available for debt service during those months during the year when occupancy levels are historically at a level insufficient to support the projected debt service on the Loan. Such debt service escrow mechanism must be acceptable to Lender and shall be evidenced by an escrow agreement satisfactory to Lender and its counsel.

NOTE: With respect to paragraph 5 herein above, it is understood and agreed that Borrower will obtain three bids for the work and, subject to the approval of Lender, will select one such bidder to complete the work. As a condition to closing, provided

                                                                    Exhibit 10.8



             Borrower does not complete the work prior to closing, Lender will escrow 125% of the estimated cost of the work to be released to Borrower when Lender has received satisfactory evidence the work has been completed.